Exhibit 99.1

Innovative Industrial Properties Reports Fourth Quarter and Full-Year 2024 Results

2024 Leasing Activity of 530,000 Square Feet, or 6% of Total Portfolio

SAN DIEGO, CA – February 19, 2025 – Innovative Industrial Properties, Inc. (NYSE: IIPR) (“IIP” or the “Company”), the first and only real estate company on the New York Stock Exchange focused on the regulated U.S. cannabis industry, announced today results for the fourth quarter and year ended December 31, 2024.

Full Year 2024

•	Total revenues of $308.5 million.
•	Net income attributable to common stockholders of $159.9 million, or $5.52 per share (all per share amounts in this press release are reported on a diluted basis unless otherwise noted).
•	Adjusted funds from operations (AFFO) of $256.1 million, or $8.98 per share, and normalized funds from operations (Normalized FFO) of $231.0 million, or $8.10 per share.
•	Declared dividends to common stockholders totaling $7.52 per share, increasing IIP’s common stock dividends declared each year since its inception in 2016.
•	Committed over $70 million for the payment of purchase prices and funding of qualifying building infrastructure improvements for two property acquisitions and lease amendments for three properties.
•	Released 530,000 square feet totaling ~6% of the total portfolio’s rentable square feet.
•	Improved liquidity by increasing IIP’s revolving credit facility capacity from $30.0 million at December 31, 2023 to $87.5 million at December 31, 2024.
•	At year-end, IIP’s portfolio totaled $2.5 billion of invested / committed capital and was comprised of 109 properties totaling 9 million rentable square feet in 19 states.

	Years Ended December 31,
(Per share)	2024	2023	$ Change	% Change
Net income attributable to common stockholders	$5.52	$5.77	($0.25)	(4%)
Normalized FFO	$8.10	$8.29	($0.19)	(2%)
AFFO	$8.98	$9.08	($0.10)	(1%)

Fourth Quarter 2024

Financial Results and Dividend

•	Total revenues of $76.7 million for the quarter.
•	Net income attributable to common stockholders of $39.5 million for the quarter, or $1.36 per share.
•	AFFO of $63.4 million, or $2.22 per share.
•	Paid a quarterly dividend of $1.90 per common share on January 15, 2025 to stockholders of record as of December 31, 2024.

	Three Months Ended December 31,
(Per share)	2024	2023	$ Change	% Change
Net income attributable to common stockholders	$1.36	$1.45	($0.09)	(6%)
Normalized FFO	$2.03	$2.07	($0.04)	(2%)
AFFO	$2.22	$2.28	($0.06)	(3%)

Financing Activity

•	In November, upsized IIP’s revolving credit facility from $50.0 million to $87.5 million, which remains undrawn as of today.

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Balance Sheet Highlights (at December 31, 2024)

•	11% debt to total gross assets, with $2.6 billion in total gross assets.
•	Total liquidity was $238.7 million as of December 31, 2024, consisting of cash and cash equivalents and short-term investments (each as reported in IIP’s consolidated balance sheet as of December 31, 2024) and availability under IIP’s revolving credit facility.
•	No debt maturities until May 2026.
•	Debt service coverage ratio of 16.8x (calculated in accordance with IIP’s 5.50% Unsecured Senior Notes due 2026).

Portfolio – New Investment, Leasing and Development

•	In October, acquired a 23,000 square foot Maryland property for $5.6 million and executed a long-term lease with a subsidiary of Maryland Cultivation and Processing, L.L.C. (MCP) for use as a regulated cannabis processing facility.
•	In November, leased 160,000 square feet at IIP’s New Beaver Avenue property in Pittsburgh, Pennsylvania to Tri-Mountain Pure, a licensed Pennsylvania grower-processor.
•	In November, leased 6,000 square feet at IIP’s North Anza Road and Del Sol Road property in Palm Springs, California to a non-cannabis tenant.

Property Portfolio Statistics (as of December 31, 2024)

•	Total property portfolio comprises 109 properties across 19 states, with 9.0 million RSF (including 666,000 RSF under development / redevelopment), consisting of:
o	Operating portfolio: 106 properties, representing 8.5 million RSF.
o	Under development / redevelopment portfolio consists of three properties expected to comprise 491,000 RSF at completion and are as follows:
▪	236,000 square feet located at 63795 19th Avenue in Palm Springs, California (pre-leased)
▪	192,000 square feet located at Inland Center Drive in San Bernardino, California
▪	12-acre development site located at Leah Avenue in San Marcos, Texas
•	Operating portfolio:
o	98.3% leased.
o	Weighted-average remaining lease term: 13.7 years.
o	Total invested / committed capital per square foot: $281.
•	By annualized base rent (excluding non-cannabis tenants that comprise less than 1% of annualized base rent in the aggregate):
o	No tenant represents more than 17% of annualized base rent.
o	No state represents more than 15% of annualized base rent.
o	Multi-state operators (MSOs) represent 90% of annualized base rent.
o	Public company operators represent 62% of annualized base rent.
o	Industrial (cultivation and/or processing), retail (dispensing) and combined industrial/retail represent 92%, 2% and 6% of the operating portfolio, respectively.

Year-to-Date 2025

Investment Activity

•	Under contract for a 20,000 square foot Maryland property for $7.8 million. Closing remains subject to diligence and closing conditions.

Senior Leadership Promotions

•	In January, Tracie Hager was appointed Senior Vice President, Asset Management after previously serving as Vice President, Asset Management. Ms. Hager has been with the company since October 2019.
•	In January, Kelly Spicher was appointed Senior Vice President, Real Estate Counsel after previously serving as Vice President, Real Estate Counsel. Ms. Spicher has been with the company since September 2019.

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PharmaCann Resolution

•	As previously reported on January 30, 2025, IIP reached an agreement to resolve the existing lease defaults with PharmaCann Inc. and its affiliates (“PharmaCann”) under leases for eleven properties that the Company owns. Key terms of the agreement between PharmaCann and IIP are as follows:
o	Fully utilized security deposits to cover the defaulted rent in full for December 2024 and January 2025, along with certain penalties.
o	Amended leases for nine properties located in New York, Illinois, Pennsylvania, Ohio and Colorado by reducing cumulative total base rent from $2.8 million per month to $2.6 million per month, with cash rent payments commencing February 1, 2025. Total required security deposits were also increased.
o	PharmaCann will work with IIP to transition two cultivation properties in Michigan and Massachusetts to new tenant(s) by contributing the licenses, subject to regulatory requirements, and providing other support as requested by IIP. If the properties have not been transitioned to new tenant(s) by August 1, 2025, IIP will regain full control and PharmaCann will have no further obligations under the Leases for these properties. Monthly base rent of $1.3 million will be abated in full effective February 1, 2025.
o	In consideration for IIP entering into these amendments:
▪	Additional equity capital is being contributed to PharmaCann by certain of PharmaCann’s current investors
▪	PharmaCann issued an interest-bearing, secured promissory note to IIP (the “Note”), which matures February 1, 2035 (or earlier upon a change of control or certain other events). The Note is junior to PharmaCann's existing senior secured facility and is secured by all of PharmaCann’s assets, including licenses, where allowed by law.
▪	PharmaCann agreed that, except for refinancing the existing senior secured credit facility and the additional equity investments, it may not incur additional indebtedness without IIP’s consent until full repayment of the Note or its cancellation.
o	If PharmaCann is not able to refinance its existing senior secured credit facility maturing June 30, 2025, all modifications to the Leases described herein will immediately be null and void and the Leases will revert to the terms in effect as of January 1, 2025 and the Note will be cancelled.

Select Financial Results

For the three months ended December 31, 2024, IIP generated total revenues of $76.7 million, compared to $79.2 million for the same period in 2023, a decrease of 3%. This decrease was primarily related to certain properties we took back possession of or sold since 2023, lease amendments that adjusted and deferred rent for certain properties, partial payment of rent by certain tenants and two leases that were classified as sales-type leases starting in January 2024 where rental revenue collected is recognized as a deposit liability and is included in other liabilities in our consolidated balance sheet as of December 31, 2024. The decrease was offset by amendments to leases for additional improvement allowances at existing properties that resulted in adjustments to rent, revenue from the two properties acquired in 2024 and contractual rent escalations on our other existing properties.

For the three months ended December 31, 2024, IIP applied $5.7 million of security deposits for payment of rent on properties leased to five tenants. For the three months ended December 31, 2023, IIP applied $0.8 million of security deposits for payment of rent on a property leased to one tenant.

While IIP has re-leased several properties that we regained possession of, the rent commencement on certain of these properties is contingent on the tenants obtaining the requisite approvals to operate. IIP has also granted temporary rent abatements in certain instances as tenants transition into the properties and commence operations. As a result, IIP does not expect to recognize rental revenue from those properties until such events have occurred.

For the year ended December 31, 2024, IIP generated total revenues of $308.5 million, compared to $309.5 million for 2023, a decrease of under 1%. The decrease in total revenues was primarily related to certain properties we took back possession of or sold since 2023, lease amendments that adjusted and deferred rent for certain properties, partial payment of rent by certain tenants and two leases that were classified as sales-type leases starting in January 2024 where rental revenue collected is recognized as a deposit liability and is included in other liabilities in our consolidated balance sheet as of December 31, 2024. The decrease was partially offset by the $3.9 million disposition-contingent lease termination fee that was received in connection with the sale of our property in Los Angeles, California, amendments to leases for additional improvement allowances at existing properties that resulted in adjustments to rent, revenue from the two properties we acquired in 2024 and contractual rent escalations on our other existing properties.

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IIP paid a quarterly dividend of $1.90 per common share on January 15, 2025 to stockholders of record as of December 31, 2024, representing an annualized dividend of $7.60 per common share and an AFFO payout ratio of 86% (calculated by dividing the common stock dividend declared per share by IIP’s AFFO per common share for the fourth quarter). The common stock dividends declared for the twelve months ended December 31, 2024 totaled $7.52 per common share. IIP has increased its common stock dividends declared each year since its inception in 2016.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) on Thursday, February 20, 2025 to discuss IIP’s financial results and operations for the year ended December 31, 2024.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1 (877) 328-5514 (domestic) or 1 (412) 902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, February 20, 2025 until 12:00 p.m. Pacific Time on Thursday, February 27, 2025, by calling 1 (877) 344-7529 (domestic), 855-669-9658 (Canada) or 1 (412) 317-0088 (international) and using access code 8588807.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

	December 31,	December 31,
Assets	2024	2023
Real estate, at cost:
Land	$146,772	$142,524
Buildings and improvements	2,230,807	2,108,218
Construction in progress	62,393	117,773
Total real estate, at cost	2,439,972	2,368,515
Less accumulated depreciation	(271,190)	(202,692)
Net real estate held for investment	2,168,782	2,165,823
Construction loan receivable	22,800	22,000
Cash and cash equivalents	146,245	140,249
Restricted cash	—	1,450
Investments	5,000	21,948
Right of use office lease asset	946	1,355
In-place lease intangible assets, net	7,385	8,245
Other assets, net	26,889	30,020
Total assets	$2,378,047	$2,391,090

Liabilities and stockholders’ equity
Liabilities:
Exchangeable Senior Notes, net	$—	$4,431
Notes due 2026, net	297,865	296,449
Building improvements and construction funding payable	10,230	9,591
Accounts payable and accrued expenses	10,561	11,406
Dividends payable	54,817	51,827
Rent received in advance and tenant security deposits	57,176	59,358
Other liabilities	11,338	5,056
Total liabilities	441,987	438,118

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 1,002,673 and 600,000 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	23,632	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,331,833 and 28,140,891 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	28	28
Additional paid-in capital	2,124,113	2,095,789
Dividends in excess of earnings	(211,713)	(156,854)
Total stockholders’ equity	1,936,060	1,952,972
Total liabilities and stockholders’ equity	$2,378,047	$2,391,090

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Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF INCOME

For the Three Months and Years Ended December 31, 2024 and 2023

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Rental (including tenant reimbursements)	$76,717	$78,615	$306,936	$307,349
Other	27	541	1,581	2,157
Total revenues	76,744	79,156	308,517	309,506

Expenses:
Property expenses	7,605	7,193	28,472	24,893
General and administrative expense	8,891	10,908	37,444	42,832
Depreciation and amortization expense	18,240	17,098	70,807	67,194
Total expenses	34,736	35,199	136,723	134,919
Gain (loss) on sale of real estate	—	—	(3,449)	—
Income from operations	42,008	43,957	168,345	174,587
Interest income	2,553	1,821	10,988	8,446
Interest expense	(4,536)	(4,145)	(17,672)	(17,467)
Gain (loss) on exchange of Exchangeable Senior Notes	—	—	—	22
Net income	40,025	41,633	161,661	165,588
Preferred stock dividends	(564)	(338)	(1,804)	(1,352)
Net income attributable to common stockholders	$39,461	$41,295	$159,857	$164,236
Net income attributable to common stockholders per share:
Basic	$1.38	$1.46	$5.58	$5.82
Diluted	$1.36	$1.45	$5.52	$5.77
Weighted-average shares outstanding:
Basic	28,254,565	27,996,393	28,226,402	27,977,807
Diluted	28,554,335	28,279,834	28,530,650	28,255,797

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Innovative Industrial Properties, Inc.

CONSOLIDATED FFO, NORMALIZED FFO AND AFFO

For the Three Months and Years Ended December 31, 2024 and 2023

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income attributable to common stockholders	$39,461	$41,295	$159,857	$164,236
Real estate depreciation and amortization	18,240	17,098	70,807	67,194
Disposition-contingent lease termination fee, net of loss on sale of real estate(1)	—	—	(451)	—
FFO attributable to common stockholders (basic)	57,701	58,393	230,213	231,430
Cash and non-cash interest expense on Exchangeable Senior Notes	—	50	28	219
FFO attributable to common stockholders (diluted)	57,701	58,443	230,241	231,649
Litigation-related expense	268	152	788	2,480
Loss (gain) on exchange of Exchangeable Senior Notes	—	—	—	(22)
Normalized FFO attributable to common stockholders (diluted)	57,969	58,595	231,029	234,107
Interest income on seller-financed note(2)	30	403	1,104	1,342
Deferred lease payments received on sales-type leases(3)	568	—	4,938	—
Stock-based compensation	4,315	4,934	17,317	19,581
Non-cash interest expense	456	383	1,664	1,375
Above-market lease amortization	23	23	92	92
AFFO attributable to common stockholders (diluted)	$63,361	$64,338	$256,144	$256,497
FFO per common share – diluted	$2.02	$2.07	$8.07	$8.20
Normalized FFO per common share – diluted	$2.03	$2.07	$8.10	$8.29
AFFO per common share – diluted	$2.22	$2.28	$8.98	$9.08
Weighted average common shares outstanding – basic	28,254,565	27,996,393	28,226,402	27,977,807
Restricted stock and RSUs	299,770	206,667	294,780	196,821
Dilutive effect of Exchangeable Senior Notes	—	76,774	9,468	81,169
Weighted average common shares outstanding – diluted	28,554,335	28,279,834	28,530,650	28,255,797

(1)	Amount reflects the $3.9 million disposition-contingent lease termination fee received concurrently with the sale of IIP’s property in Los Angeles, California, net of the loss on sale of the property of $3.4 million.
(2)	Amount reflects the non-refundable interest received on the seller-financed note issued to IIP by the buyer in connection with IIP’s disposition of a portfolio of four properties in southern California, which is recognized as a deposit liability and is included in other liabilities in IIP’s consolidated balance sheets as of December 31, 2024, as the transaction did not qualify for recognition as a completed sale.
(3)	Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in IIP’s consolidated balance sheets as of December 31, 2024, as the transaction did not qualify for recognition as a completed sale. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. IIP also excludes from FFO any disposition-contingent lease termination fee received in connection with a property sale.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

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IIP computes Normalized FFO by adjusting FFO to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP’s core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP’s operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP’s operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of its core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain cash and non-cash items.

For all periods presented other than the three months ended December 31, 2024, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

For the three months and years ended December 31, 2024 and 2023, the performance share units (“PSUs”) granted to certain employees were not included in dilutive securities as the performance thresholds for vesting of the PSUs were not met as measured as of the respective periods.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

David Smith

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332

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